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                                                                     EXHIBIT 3.7

                            ARTICLES OF INCORPORATION
                                       OF
                      HOMETOWN BUFFET MERGER COMPANY, INC.

         The undersigned incorporator, being a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of this Corporation is "HomeTown Buffet Merger Company, Inc."

                                   ARTICLE II

         The registered office of this Corporation is located at 1460 Buffet Way, Eagan, Minnesota 55121.

                                   ARTICLE III

         This Corporation is authorized to issue an aggregate total of 1,000 shares, all of which shall be designated Common Stock, having a par value of $0.01 per share.

                                   ARTICLE IV

         The name and address of the incorporator of this Corporation is as follows:

                       Steven R. Fenlon
                       Faegre & Benson LLP
                       220 Wells Fargo Center
                       90 South Seventh Street
                       Minneapolis, MN 55402-3901

                                    ARTICLE V

         No shareholder of this Corporation shall have any cumulative voting rights.

                                   ARTICLE VI

         No shareholder of this Corporation shall have any preemptive rights by virtue of Section 302A.413 of the Minnesota Statutes (or any similar provisions of future law) to subscribe for, purchase or acquire (i) any shares of this Corporation of any class or series, whether unissued or now or hereafter authorized, or (ii) any obligations or other securities convertible into or exchangeable for (or that carry any other right to acquire) any such shares, securities or obligations, or (iii) any other rights to purchase any such shares, securities or obligations. This Corporation shall have the power, however, in its discretion to grant such

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rights by agreement or other instrument to any person or persons (whether or not they are shareholders).

                                   ARTICLE VII

         The names of the first directors of this Corporation are as follows:

                                Kerry Kramp, and
                            R. Michael Andrews, Jr.

                                  ARTICLE VIII

         Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

                                   ARTICLE IX

         No director of this Corporation shall be personally liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to this Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of September, 2003.

                                            /s/ Steven R. Fenlon
                                            ____________________________________
                                            Steven R. Fenlon

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                               ARTICLES OF MERGER

                                       OF

                  HOMETOWN BUFFET, INC., A DELAWARE CORPORATION

                                      INTO

          HOMETOWN BUFFET MERGER COMPANY, INC., A MINNESOTA CORPORATION

         These Articles of Merger, dated as of September 26, 2003, relate to the merger (the "Merger") of HomeTown Buffet, Inc., a Delaware corporation ("HomeTown DE"), with and into HomeTown Buffet Merger Company, Inc., a Minnesota corporation ("HomeTown MN" and, together with HomeTown DE, sometimes referred to as the "Constituent Corporations").

         1. An Agreement and Plan of Merger, dated as of September 26, 2003 (the "Plan of Merger"), in fully executed form, is attached hereto as Exhibit A. As provided in the Plan of Merger, HomeTown MN shall continue as the surviving corporation under the name "HomeTown Buffet, Inc."

         2. The Merger shall be effective at 11:59 p.m., Central time, on September 30, 2003.

         3. The Plan of Merger was approved and adopted by each of the Constituent Corporations in accordance with Chapter 302A of the Minnesota Statutes.

         Each Constituent Corporation has caused these Articles of Merger to be signed by its duly authorized officer as of the date first written above.

                                 HOMETOWN BUFFET, INC., a Delaware corporation

                                 /s/ Kerry Kramp
                                 _______________________________________________
                                 Kerry Kramp, Chief Executive Officer

                                 HOMETOWN BUFFET MERGER COMPANY, INC.,
                                 a Minnesota corporation

                                 /s/ Kerry Kramp
                                 _______________________________________________
                                 Kerry Kramp, Chief Executive Officer

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                          AGREEMENT AND PLAN OF MERGER
                                     BETWEEN
                 HOMETOWN BUFFET, INC., A DELAWARE CORPORATION,
                                       AND
          HOMETOWN BUFFET MERGER COMPANY, INC., A MINNESOTA CORPORATION

         This Agreement and Plan of Merger (this "Agreement"), dated as of the 26th day of September 2003, is between HomeTown Buffet, Inc., a Delaware corporation ("HomeTown DE"), and HomeTown Buffet Merger Company, Inc., a Minnesota corporation ("HomeTown MN" and, together with HomeTown DE, sometimes referred to as the "Constituent Corporations").

         Whereas, HomeTown DE has issued and outstanding 100 shares of common stock, $0.01 par value, on the date hereof;

         Whereas, HomeTown MN has issued and outstanding 100 shares of common stock, $0.01 par value, on the date hereof; and

         Whereas, the directors and sole shareholder of each of the Constituent Corporations believe that it is in the best interests of the Constituent Corporations that HomeTown DE be merged with and into HomeTown MN, with HomeTown MN continuing as the surviving corporation (the "Merger"), in accordance with the Minnesota Business Corporation Act (the "MBCA") and the Delaware General Corporation Law (the "DGCL"), and on the terms and conditions of this Agreement.

         Now, therefore, the parties agree as follows:

         1. Merger. Pursuant to the applicable provisions of the DGCL and the MBCA, HomeTown DE shall be merged with and into HomeTown MN, with HomeTown MN being the surviving corporation.

         2. Effective Time. The Merger shall be effective at 11:59 p.m., Central time, on September 30, 2003 (the "Effective Time").

         3. Corporate Charters and Bylaws. The articles of incorporation and bylaws of HomeTown MN immediately before the Effective Time shall be the articles of incorporation and bylaws of the surviving corporation immediately after the Effective Time, except that Article I of the articles shall be amended to read "The name of the Corporation is HomeTown Buffet, Inc."

         4. Board of Directors and Officers. The directors and officers of HomeTown DE immediately before the Effective Time shall be the directors and officers of HomeTown MN immediately after the Effective Time.

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         5. Capital Stock and Other Interests. At the Effective Time, the
capital stock of the Constituent Corporations shall be treated as follows:

                  (a) Each share of common stock of HomeTown DE issued and outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of HomeTown MN.

                  (b) Each share of common stock of HomeTown MN issued and outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled, and no consideration therefor shall be payable to the holder.

         6. Certificate and Articles of Merger. In accordance with this Agreement and for the purpose of carrying out the Merger, each Constituent Corporation shall cause its officers to prepare and file a Certificate of Merger or Articles of Merger (as the case may be) with the Secretary of State of its state of incorporation.

         7. Termination or Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time before the Effective Time by mutual written consent of the Board of Directors of each of the Constituent Corporations, notwithstanding the prior approval of this Agreement by the sole shareholder of each of the Constituent Corporations. If this Agreement is terminated pursuant to this Section 7, this Agreement shall become void.

         8. Amendment. No amendment to this Agreement will be valid unless it is in writing and approved by the Board of Directors of each Constituent Corporation before the Effective Time.

         9. Reorganization. The parties intend that the Merger qualify as a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

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         In witness whereof, each Constituent Corporation has caused this
Agreement to be signed by its duly authorized officer, as of the date first written above.

                            HOMETOWN BUFFET, INC., a Delaware corporation

                            /s/ Kerry Kramp
                            ____________________________________________________
                            Kerry Kramp, Chief Executive Officer

                            HOMETOWN BUFFET MERGER COMPANY, INC.,
                            a Minnesota corporation

                            /s/ Kerry Kramp
                            ____________________________________________________
                            Kerry Kramp, Chief Executive Officer